EXHIBIT 3.2




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                  WESTERN PENNSYLVANIA ADVENTURE CAPITAL FUND

                                    BYLAWS

                 I.  MEETINGS OF SHAREHOLDERS AND RECORD DATES


     1. ANNUAL MEETING. An annual meeting of Shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting commencing with the year 1996 shall be held at 10:00 a.m. on Thursday during the second week of August each year if not a legal holiday or on such other day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

     2. SPECIAL MEETINGS. Special meetings of Shareholders may be called at any time by the President, the Board of Directors, or, unless otherwise provided in the Corporation's Articles of Incorporation, Shareholders entitled to cast at least 20% of the votes which all Shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who shall have duly called a special meeting, it shall be the duty of the Secretary to fix the date and hour of the meeting to be held not more than sixty days after the receipt of the request.

     3. PLACE. Each annual or special meeting of Shareholders shall be held at the principal office of the Corporation or at such other place in Pennsylvania or elsewhere as the Board of Directors may designate.

     4. NOTICE. Written notice stating the place, day and hour of each annual or special meeting of Shareholders and, in the case of special meetings, the general nature of the business to be transacted, shall be mailed by, or at the direction of, the Secretary or other authorized person at least ten days before the meeting called to consider a fundamental change under Chapter 19 (as amended) of the Pennsylvania Business Corporation Law of 1986, as amended, being Subpart B of Title 15 of the Pennsylvania Consolidated Statutes (herein, the "BCL") or its successor provisions and at least five days before the meeting called in any other case to each Shareholder of record entitled to vote at the meeting to the address of the Shareholder appearing on the books of the Corporation or supplied by the Shareholder to the Corporation for the purpose of notice. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

     5. QUORUM. The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering and acting upon such matter at a meeting of Shareholders. The Shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less


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than a quorum.  If a meeting cannot be organized because a quorum is not present in person or by proxy, those present may adjourn the meeting to such time and place as they may determine. Those Shareholders entitled to vote who are present at a meeting called for the election of Directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this
Section 5, shall nevertheless constitute a quorum (i) for the purpose of electing Directors, if such previously adjourned meeting was called for the purpose of electing Directors; and (ii) for the purpose of acting on any other matter set forth in the notice of the previously adjourned meeting if (a) the previously adjourned meeting has been adjourned for one or more periods aggregating at least 15 days and (b) the notice for such meeting states that
those   Shareholders   present  at  the  adjourned  meeting  shall  nevertheless
constitute a quorum for the purpose of acting on the matter. Presence of a Shareholder either in person or by proxy at any meeting shall constitute a waiver of notice of the meeting except where a Shareholder is present at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or conveyed.

     6. TELEPHONIC MEETINGS. One or more persons may participate in a meeting of the Shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 6 shall constitute presence in person at the meeting.

     7. VOTING. Every Shareholder shall be entitled, unless otherwise provided herein, in the Corporation's Articles of Incorporation or by law, to one vote for every share of capital stock standing in the name of said Shareholder on the books of the Corporation. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent to corporate action in writing may authorize another person or persons to act for said Shareholder by proxy. All proxies shall be executed in writing by the Shareholder or by the duly authorized attorney-in-fact of the Shareholder and filed with the Secretary. Unless otherwise provided by law, all questions shall be decided by the vote of a majority of the outstanding stock represented at any meeting.

     8. RECORD DATES. The Board of Directors may fix a time not more than 90 days prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, or the date of any other action or purpose for which the Board of Directors desires to set a record date, as a record date for the determination of the Shareholders entitled to notice of or to vote at any such meeting or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or for any other action or purpose. In such case, only such Shareholders as shall be Shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, or for such other action or purpose for which a record date was set, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date is fixed as aforesaid.


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     9.  CONSENT  ACTION.  Any  action  which may be taken at a  meeting  of the
Shareholders may be taken without a meeting upon the written consent of Shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all Shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary. The action shall not become effective until after at least ten days' written notice of the action has been given to each Shareholder entitled to vote thereon who has not consented thereto.

     10. REPORTS TO SHAREHOLDERS. Unless otherwise agreed to in writing between the Corporation and a Shareholder, the Corporation shall furnish to each Shareholder the annual financial statements of the Corporation, which shall be in the form required by the BCL and shall consist of at least a balance sheet and a statement of income and expenses, which shall be mailed by the Corporation to each of the Shareholders entitled thereto within 120 days after the close of each fiscal year and after such mailing to any other Shareholder or beneficial owner upon written request.


                                II.  DIRECTORS

     1. NUMBER AND TERM. The Board of Directors of the Corporation shall consist of one or more members. Each Director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania. Each Director shall be elected at the annual meeting of the Shareholders to serve for a term of one year and until a successor has been selected and qualified or until earlier death, resignation or removal of said Director. The Board of Directors shall have power to increase or decrease the number of Directors to the extent permitted by the BCL.

     2. RESTRICTIONS. In the event an investment adviser of the Corporation, or an affiliated person of such investment adviser, receives any amount or benefit in connection with a sales of securities of, or a sale of any other interest in, such investment adviser which results in an assignment of an investment advisory contract with the Corporation, then, for a period of three years after the time of such action, at least 75 per centum of the members of the Board of Directors of the Corporation, may not be (i) interested persons of the investment adviser of the Corporation, or (ii) interested persons of the predecessor investment adviser.

     3. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each person so selected shall serve for the balance of the unexpired term. When one or more Directors resigns from the Board of Directors effective at a future date, the Directors then in office, including those who have so resigned, shall have the power by the applicable vote to fill the vacancies and the vote thereon will take effect when said resignations become effective.




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     Vacancies in the Board of Directors occurring in connection with compliance with Section 2 herein shall be filled only by a person (1) who has been selected and proposed for election by a majority of the directors of the Corporation who are not interested persons of the investment adviser or the predecessor investment adviser, and (2) who has been elected by the holders of the outstanding voting securities of the Corporation, except that in the case of the death, disqualification, or bona fide resignation of a director selected and elected pursuant to clauses (1) and (2) of this Section 3, the vacancy created may be filled in any otherwise legal manner if immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation at an annual or special meeting duly called for that purpose.

     4. EXECUTIVE COMMITTEE. An Executive Committee of three or more directors may be appointed by resolution adopted by the directors. Such Committee, when appointed, shall have all the powers and exercise all the authority of the Board in the management of the business and affairs of the Corporation for the period designated, except as specifically limited by the Board of the BCL. Meetings of the Executive Committee may be called at any time by any member, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting, or by the Secretary. Notice of every meeting of the Executive Committee, which shall state briefly the place, day and hour thereof, but need not state the purposes thereof, shall be given to each member either by being mailed on at least the second calendar day prior to the date of the meeting, or by being sent by telegraph or given personally or be telephone prior to the date of the meeting. Notice of such meeting may be waived in writing, whether before or after the time stated therein, or by attendance in person at the meeting. The presence in person of two members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and any action of the Committee upon any matter shall be taken and be valid with the affirmative vote of at least a majority of the members present at a meeting duly convened. The Executive Committee shall keep a record of all action taken and report such action to the Board of Directors at its next meeting thereafter. Any action taken by the Executive Committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

     5. OTHER COMMITTEES. Other standing or temporary committees may be appointed, from its own number or otherwise, by the Board of Directors from time to time, and the Board may from time to time invest committees with such powers, subject to such conditions, as it may see fit. All committees so appointed shall keep such record of the transactions of their meetings as the Board shall direct.

     6. REGULAR MEETING. A meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of Shareholders, at the place where such meeting of Shareholders was held or at such other place as the Directors may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. The Board of Directors shall hold such other regular meetings at such times as the Directors may determine. Written notice of each meeting of the Board of Directors shall be given to each director at least five
(5) days before the day named for


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the meeting.  Neither the business to be transacted  at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice of the meeting.

     7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or a majority of the Directors in office, to be held at such time and at such place in the Commonwealth of Pennsylvania or elsewhere as may be designated by the person or persons calling the meeting.

     8. TELEPHONIC MEETINGS. One or more Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 8 shall constitute presence in person at the meeting.

     9. QUORUM. A majority of the Directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

     10. CONSENT ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, and shall be filed with the Secretary of the Corporation.

     11. NOTATION OF DISSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of such Director is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits such dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not be available to a Director who has voted in favor of such action.

     12. COMPENSATION. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

     13. DUTIES OF DIRECTORS AND RELIANCE UPON THIRD PARTIES. Each Director shall stand in a fiduciary relation to the Corporation and shall perform such duties as a Director, including duties as a member of any committee of the Board of Directors upon which such Director may serve, in good faith, in a manner such Director reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing such duties, each Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the Director


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reasonably  believes to be within the professional or expert  competence of such person; and (iii) a committee of the Board of Directors upon which such Director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. No Director of the Corporation shall be considered to be acting in good faith if such Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

     14. CONSIDERATION OF FACTS. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and upon customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.

     15. PRESUMPTION. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     16. LIMITATION OF LIABILITY. No Director of the Corporation shall be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless (i) the Director has breached or failed to perform the duties of office under Section 1721(e) of Title 15 of the Pennsylvania Consolidated Statutes ("Title 15") (relating to personal liability of director) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provisions of this Section 16 shall not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute; or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this Section 16 nor adoption of any other provision of these Bylaws or the Corporation's Articles of Incorporation shall eliminate or reduce the effect of this Section 16 with respect to any matter occurring, or any cause of action, suit or claim that but for this
Section 16 would accrue or arise, prior to such amendment or repeal. If Title 15 of the Pennsylvania Consolidated Statutes is amended, after approval by the Shareholders of this Section 16, to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by Title 15 as amended from time to time.


                            III.  WAIVER OF NOTICE

     1. WAIVER OF NOTICE. Whenever any written notice is required to be given under the provisions of the BCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting, except in the case of a special meeting of Shareholders whereby the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver


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of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business to be taken at the meeting because such meeting was not lawfully called or convened.


                                 IV.  OFFICERS

     1. OFFICERS. The Board of Directors at any time shall elect a President, a Treasurer and a Secretary; may designate any one or more Vice Presidents and any one or more of those so designated may be named as Executive Vice Presidents, First Vice President, Vice President-Sales, Vice President-Operations or otherwise; and may elect or appoint such additional officers, assistant officers and agents as the Board of Directors may deem advisable. Any two or more offices may be held by the same person. The President, each Vice President and the Secretary of the Corporation shall be a natural person of 18 years of age or older. The Treasurer of the Corporation may be a corporation or a natural person of 18 years of age or older.

     2. TERM. Each officer and each agent shall hold office until a successor is elected or appointed and qualified or until the death, resignation or removal of said officer or agent by the Board of Directors. Any officer of the Corporation may be removed by the Board of Directors with or without cause, and such removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer shall not of itself create contract rights.

     3. AUTHORITY, DUTIES AND COMPENSATION. All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in these Bylaws or as may be determined by the Board of Directors or as may be determined by the President. Officers shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these Bylaws, the Board of Directors shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed; provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Corporation pursuant to the provisions of these Bylaws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors prescribing a different signature, countersignature, endorsement or execution.

     4. STANDARD OF CARE. Subject to any contrary provision contained in the Corporation's Articles of Incorporation, an officer of the Corporation shall perform such duties as an officer in good faith, in a manner reasonably believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs such duties shall not be liable by reason of having been an officer of the Corporation.



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     5.  PRESIDENT.   The  President  shall  preside  at  all  meetings  of  the
Shareholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation and shall be charged with and have the direction and supervision of all of its business and operations. The President shall sign all certificates of stock of the Corporation or cause them to be signed in facsimile or otherwise as permitted by law.

     6. VICE PRESIDENTS. In the absence of the President or in the event of the death of the President, or inability or refusal to act by the President, the Vice President (or in the event that there be more than one Vice President, the Vice Presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the President or the Board of Directors.

     7. SECRETARY. The Secretary shall give or cause to be given all required notices of meetings of Shareholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by signature of the Secretary, shall safely keep all documents and papers which shall come into the possession of the Secretary, shall truly keep the books and accounts of the Corporation appertaining to such office, shall countersign all certificates of stock of the Corporation or cause them to be countersigned in facsimile or otherwise as permitted by law, may make and record all transfers of certificates of stock of any class of the Corporation in the share register which shall be kept at the registered office of the Corporation, may sign all bills, notes, checks and other negotiable instruments of the Corporation or cause them to be signed in facsimile or otherwise as the Board of Directors may determine, and shall present statements thereof when required by the Board of Directors. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and perform the duties of the Secretary.


                              V.  CORPORATE SEAL

     1. CORPORATE SEAL. A corporate seal may be prepared, which seal or a facsimile thereof may be impressed, affixed or reproduced, and attested by the Secretary or an Assistant Secretary of the Corporation.


                             VI.  INDEMNIFICATION

     1. DIRECTORS, OFFICERS, EMPLOYEES AND REPRESENTATIVES. The Corporation shall indemnify each Director and officer, and it may indemnify each employee and representative, of the Corporation to the fullest extent permitted by Pennsylvania law, as in effect under Section 1741 of Title 15 of the Pennsylvania Consolidated Statutes or as thereafter amended, against all liabilities and expenses, including, without limitation, judgments, fines, attorney's fees and amounts paid in settlement actually and reasonably incurred in connection with any threatened,


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pending  or  completed   action,   or  proceeding,   whether  civil,   criminal,
administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), in which such Director, officer, employee or representative may become involved as a party or otherwise by reason of being or having been such Director, officer, employee or representative or by reason of serving or having served at the request of the Corporation as a director, officer, employee or other representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise if said Director, officer, employee or representative acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful; provided, however, that the foregoing indemnification provisions shall not apply to a threatened, pending or completed claim, action, suit or proceeding which is initiated by a Director, officer, employee or representative. The termination of any action or proceeding by judgment, order, settlement or conviction or upon plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that such conduct was unlawful.

     2. DETERMINATION OF RIGHT OF INDEMNIFICATION. The indemnification provided or permitted by Section 1 above shall apply (i) whether or not the Director, officer, employee or representative continues to be such at the time such liabilities or expenses are imposed or incurred, whether the act or failure to act, which is the subject of such claim, action, suit or proceeding, occurred before or after the adoption of this Bylaw, and whether or not the indemnified liability or expenses arose or arise from a threatened, pending or completed claim, action, suit or proceeding by or in the right of the Corporation, and
(ii) both to acts or omissions in an official capacity and to acts or omissions in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be exclusive of any other rights to which persons seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Shareholders or Directors or otherwise, both as to an act or omission in an official capacity and as to an act or omission in another capacity while holding such office, and shall inure to the benefits of the heirs and personal representatives of said persons. A Director, officer, employee or representative shall be entitled to indemnification for expenses actually and reasonably incurred in connection with any action brought by such persons against the Corporation only if (i) such person is successful in whole or in part in the action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the action or is awarded by a court.

     3. PAYMENT OF EXPENSES. Expenses incurred by a Director, officer, employee or representative of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

     4. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or representative of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or other representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise for any liability asserted against such Director, officer, employee or representative and incurred by such Director, officer, employee or representative in any such capacity, or arising out of status as such, whether or not the Corporation would have the power to indemnify against such liability under the laws of the Commonwealth of Pennsylvania. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under or pursuant to this Article VI or otherwise.


                               VII. FISCAL YEAR

     The fiscal year of the Corporation shall end each year on December 31st, or such other fiscal year as shall be fixed from time to time by resolution of the Board of Directors.


                VIII. SHARE CERTIFICATES, TRANSFERS AND RECORDS

     1. SHARE CERTIFICATES, TRANSFERS AND RECORDS. Shares of the Corporation's stock shall be represented by certificates. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Corporation of any class. Each transfer agent shall prepare transfer records showing transfers made through the office of such agent. A share register shall be kept at the registered office of the Corporation. Such share register shall constitute books of the Corporation with respect to shares of stock of any class and the holders of record thereof, provided that the Board of Directors may designate instead as the books of the Corporation for this purpose a share register kept at the office of a transfer agent or registrar. If the Board of Directors shall have appointed a transfer agent or transfer agents and a registrar or registrars for stock of any class, all transfers of stock of such class shall be made only by such transfer agent or transfer agents at their offices and shall be recorded in their books and in the books of the registrar or registrars. In case of loss, destruction or theft of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize.

     2. DIVIDENDS. The Corporation shall not pay any dividend, or make any distribution in the nature of a dividend payment, wholly or partly from any source other than (1) the Corporation's accumulated undistributed net income, determined in accordance with good accounting practice and not including profits or losses realized upon the sale of securities or other properties, or (2) the Corporation's net income so determined for the current or preceding fiscal year, unless such payment is accompanied by a written statement which adequately discloses the source or sources of such payment.

                                IX.  AMENDMENTS

     Except with respect to those matters that are by statute reserved exclusively to the Shareholders, the Board of Directors may adopt, amend or repeal the Bylaws by a vote of a majority of all votes cast on the adoption, amendment or repeal at any regular or special meeting duly convened for that purpose; subject, however, to the power of the Shareholders by a vote of a majority of all votes cast to change or repeal the Bylaws at any annual or special meeting duly convened for such purpose. Any meeting of Shareholders for the purpose of changing or repealing the Bylaws shall be preceded by the giving of written notice to each Shareholder stating that the purpose or one of the purposes of the meeting is to consider the adoption, amendment or repeal of the Bylaws, and such notice shall contain or include a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.